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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 4, 2006

                            SANGAMO BIOSCIENCES, INC.
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               (Exact name of registrant specified in its charter)

               Delaware                000-30171          68-0359556
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    (State or other jurisdiction      (Commission       (I.R.S. Employer
          of incorporation)           File Number)     Identification No.)

    501 Canal Blvd, Suite A100, Richmond, California         94804
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       (Address of principal executive offices)            (Zip Code)

           Registrant's telephone, including area code: (510) 970-6000


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         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 4, 2006, Sangamo BioSciences, Inc. ("Sangamo") entered into an Asset Purchase Agreement (the "Agreement") with Edwards Lifesciences LLC, a Delaware limited liability company ("Edwards"), pursuant to which Sangamo will acquire all of the assets in Edwards' angiogenesis program including regulatory filings, clinical data, and GMP product (the "Transaction"). Under the Agreement, as partial consideration for the sale of such assets, Sangamo will issue to Edwards one million shares of its Common Stock, par value $0.01 per share (the "Shares").

         As additional consideration for the sale, Sangamo agrees to pay Edwards royalties generated by the sales of certain human therapeutic products, including products to treat ischemic cardiovascular and vascular disease and diabetic neuropathy, based upon zinc finger protein (ZFP) activation of the vascular endothelial growth factor (VEGF) gene, the first of which product is not expected to be available for sale before 2012. The amount of royalties payable to Edwards is equal to (i) five percent (5%) of the net sales of each such product sold by Sangamo and (ii) the greater of (a) five percent (5%) of the net sales of each such product sold by a sublicensee of Sangamo or (b) twenty-five percent (25%) of the royalty payment received by Sangamo from its sublicensee on account of such product sold by such sublicensee; provided that total royalties paid by Sangamo under the Agreement shall not exceed $20 million in any calendar year or $100 million in the aggregate.

         In connection with the Transaction, Sangamo and Edwards have entered into a termination agreement and a release agreement. Pursuant to these agreements, upon the closing of the Transaction, the License Agreement, dated as of January 11, 2000, between Sangamo and Baxter Healthcare Corporation, Edwards' predecessor in interest ("Baxter"), including all amendments thereto, will be terminated, and the obligations of Sangamo and Edwards under the Research Funding Agreement, dated as of January 11, 2000, between Sangamo and Baxter, including all amendments thereto, will be terminated and released. The closing of the Transaction is expected to occur by December 31, 2006.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

         The disclosures set forth in Item 1.01 above in this Form 8-K are incorporated herein by reference. The issuance of the Shares is exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated pursuant thereto. Edwards has represented that it is an "accredited investor" as defined in Rule 510(a) of Regulation D, and the issuance of the Shares was made without general solicitation or advertising.

ITEM 7.01  REGULATION FD DISCLOSURE

         On December 4, 2006, the Company issued a press release announcing the transaction described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following document is filed as exhibit to this report:

      99.1    Press Release of Sangamo BioSciences, Inc., dated December 4, 2006

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SANGAMO BIOSCIENCES, INC.


Date: December 4, 2006                          By:    /s/ Edward O. Lanphier
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                                                Name:  Edward O. Lanphier
                                                Title: Chief Executive Officer